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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                        HAWTHORNE FINANCIAL CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
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     2) Aggregate number of securities to which transaction applies:
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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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/X/  Fee paid previously with preliminary materials.
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

                             [HAWTHORNE LOGO]

                     HAWTHORNE FINANCIAL CORPORATION


May 30, 1995


Dear Hawthorne Financial Corporation Stockholder:

The Annual Meeting of Stockholders of Hawthorne Financial Corporation ("Company"), which was convened on May 22, 1995, has been adjourned to Monday, June 12, 1995 at 10:00 AM at the Radisson Plaza Hotel in Manhattan Beach, California. The meeting was adjourned in order to provide stockholders with additional time to vote their shares. The Board of Directors of the Company is also seeking this opportunity to explain the current situation of Hawthorne Financial in greater detail to stockholders who have voted against the proposed capital raising initiatives.

The overwhelming majority of votes received to date have been in favor of all of the proposals. However, the favorable vote of a majority of all shares eligible to vote is necessary in order to approve an amendment to the Company's Certificate of Incorporation, such as that set forth in Proposal Number 2 described in the enclosed proxy statement. Our records indicate that you have voted in the negative on that proposal. For the reasons set forth in the enclosed proxy statement and expanded on below, the Board of Directors unanimously recommends a vote in favor of the amendment to Article FOURTH of the Company's Certificate of Incorporation (Proposal Number 2).

In late 1993, the current management of the Company and Hawthorne Savings, F.S.B. ("Bank") inherited the most severe asset quality problems faced by any institution in the Western United States. Concurrently, current management needed to quickly address significant deficiencies in the quality and depth of the Bank's management, and in the Bank's physical plant and data management systems. In addition to resolving the Bank's myriad problems and avoiding possible government seizure of the Bank, the strategies employed since late 1993 were developed and implemented with the express purpose of avoiding a distressed sale or forced liquidation of all or a significant portion of the Company or the Bank, to the detriment of the Company's stockholders.

Since commencing its restructuring initiatives 18 months ago, current management has successfully resolved a majority of the asset quality problems inherited from the Bank's previous management, has successfully enhanced the efficiency and value of the Bank's retail deposit franchise and invested long-deferred amounts to build an experienced and competent senior and middle management cadre, refurbished the Bank's physical plant and significantly upgraded the Bank's technology. Though these investments have been costly at a time when the Bank has been losing money, the Bank's long-term viability could not be assured without the investments which have been made.

As a consequence of the first quarter 1995 loss of nearly $10 million, which resulted primarily from OTS-imposed revisions to the Bank's apartment loan and property reserves and to its general loan loss reserves, the Bank is now "under capitalized" under the prompt corrective action ("PCA") regulations of the OTS. Consistent with the PCA regulations, the Bank has received a directive from the OTS to formulate and present a capital plan which satisfies regulatory concerns about the Bank's asset quality and capital levels. The Bank has filed its capital plan with the OTS and expects a response to the plan by the end of June.



                        [HAWTHORNE FINANCIAL LETTERHEAD]

                     HAWTHORNE FINANCIAL CORPORATION



Hawthorne Financial Corporation Stockholder
May 30, 1995
Page 2



The capital plan sets forth management's strategies for returning the Bank to sustainable operating profitability. These strategies emphasize the growing prominence of the Bank's resurrected real estate financing businesses, the continued reduction to nonperforming assets, and the sustained growth in the Bank's balance sheet to more appropriately leverage the Bank's fixed costs. In concert, these strategies are intended to return the Bank to operating profitability during 1996 and to establish a reasonable basis for the Company to raise the additional capital necessary to sustain the Bank's forecasted financing activities and attendant balance sheet growth.

The capital plan expressly sets forth the Bank's intention, and need, to enhance its existing capital base, both for prudent business purposes and to satisfy regulatory capital strictures. Based upon current forecasts, the Bank will require between $10 million and $20 million of additional equity capital by the end of 1996 to sustain the Bank's current business strategies and to produce acceptable, long-term returns to stockholders. The current unused share authorization of the Company, which approximates 2 million shares, is inadequate to ensure that the Company's and the Bank's capital-raising needs can be achieved. Accordingly, Proposal Number 2 has been designed to enhance the Company's flexibility to achieve its capital-raising objectives while maximizing the potential that the interests of the Company's current stockholders will be protected. Somewhat uniquely among troubled Southern California thrift institutions, the Company and the Bank present stockholders with the real possibility that their interests may not be substantially diluted in connection with future capital-raising initiatives.

Should a majority of stockholders not approve Proposal Number 2, an outcome that would hinder the Company's ability to further capitalize the Bank and thereby satisfy the capital-raising target set forth in the capital plan, the Board of Directors and management believe that the OTS may react adversely to the Bank's capital plan. In this event, under the PCA regulations, the OTS could fail to approve the Bank's capital plan, direct the Bank to raise additional capital within an accelerated timeframe at significant cost to stockholders or place the Bank in a conservatorship or receivership, effectively eliminating the interests of stockholders.

Please take this opportunity to vote your duplicate proxy card in favor of Proposal Number 2 and return it in the enclosed postage-paid envelope. Thank you for your cooperation in this matter.



                                 Sincerely,

                                 /s/ Scott A. Braly
                                 Scott A. Braly
                                 President and Chief Executive Officer